Exhibit 99.1

Climb Global Solutions Reports Third Quarter 2022 Results

Q3 Net Sales Up 11% YoY to $76.3 Million

Sixth Consecutive Quarter of Double-Digit Profitability Improvements

EATONTOWN, N.J., November 2, 2022 -- Climb Global Solutions, Inc. (NASDAQ:CLMB) (“Climb” or the “Company”), a value-added global IT channel company providing innovative sales and distribution solutions for emerging technology vendors, is reporting results for the third quarter ended September 30, 2022.

Third Quarter 2022 Summary vs. Same Year-Ago Quarter

●Net sales increased 11% to $76.3 million.
●Adjusted gross billings (a non-GAAP financial measure defined below) increased 17% to $264.3 million.
●Gross profit increased 19% to $13.5 million.
●Net income was $2.2 million or $0.50 per diluted share, compared to $2.4 million or $0.55 per diluted share. Excluding the negative impact of foreign exchange (FX), net income increased 6% to $2.6 million or $0.59 per diluted share.
●Adjusted EBITDA (a non-GAAP financial measure defined below) increased 17% to $4.9 million.

Management Commentary

“We continued to execute on our core initiatives during the third quarter, as reflected by the addition of several new marquee vendors to our line card while generating more than 30% organic growth with our top 20 vendors,” said CEO Dale Foster. “The depth of our partnership with our strongest clients continues to serve as a backbone for our business, enabling double-digit growth in adjusted EBITDA for the sixth consecutive quarter.

“In August, we announced the acquisition of EMEA channel distributor, Spinnakar, adding significant scale and expertise to our European operations along with 15 new vendor partners. The Spinnakar team headed by Gerard Brophy is a welcome addition to our Climb family as we continue to enhance our team and capabilities in the EMEA marketplace. As of October, Spinnakar has been fully integrated with our operations and revenue reporting. We remain active in identifying acquisition opportunities that present operating synergies and can immediately grow the depth and breadth of our Company, both here in the U.S. and abroad.

“Earlier this week, we completed our rebrand from Wayside Technology Group to Climb Global Solutions. This new branding will enable us to market the Company more effectively under one unified banner and will simplify our operating matrix, as most vendors and customers already know us as Climb. The change marks another milestone in the lifecycle of our business as we push toward the next chapter of growth and profitability.”

Foster continued: “As we approach the end of 2022, we remain on pace for another record year of performance and look forward to carrying this momentum into 2023, now as Climb Global Solutions.”

Dividend

Subsequent to quarter end, on November 1, 2022, Climb’s board of directors declared a quarterly dividend of $0.17 per share of its common stock payable on November 18, 2022, to shareholders of record on November 14, 2022.

Third Quarter 2022 Financial Results

Net sales in the third quarter of 2022 increased 11% to $76.3 million compared to $68.9 million for the same period in 2021. Excluding the negative impact of FX, net sales increased 12% to $77.5 million. In addition, adjusted gross billings in the third quarter of 2022 increased 17% to $264.3 million compared to $226.9 million for the same period in 2021. This reflects continued organic growth from new and existing vendors, with limited contribution from the Company’s acquisition of Spinnaker in August 2022.

Gross profit in the third quarter of 2022 increased 19% to $13.5 million compared to $11.3 million for the same period in 2021. The increase was primarily driven by organic growth from the Company’s top 20 vendors in both North America and Europe, in addition to the onboarding of new vendors.

Total selling, general, and administrative (“SG&A”) expenses in the third quarter of 2022 were $9.8 million compared to $8.1 million for the same period in 2021. SG&A as a percentage of net sales was 12.9% for the third quarter of 2022 compared to 11.8% in the same period in 2021. SG&A as a percentage of adjusted gross billings was 3.7% for the third quarter of 2022 compared to 3.6%.

Net income in the third quarter of 2022 was $2.2 million or $0.50 per diluted share, compared to $2.4 million or $0.55 per diluted share for the same period in 2021. Excluding the negative impact of FX, net income increased 6% to $2.6 million or $0.59 per diluted share, compared to $2.4 million or $0.55 per diluted share in the year-ago period.

Adjusted EBITDA in the third quarter of 2022 increased 17% to $4.9 million compared to $4.2 million for the same period in 2021. The increase was driven by organic growth from both new and existing vendors.

Net income as a percentage of gross profit for the third quarter of 2022 was 16.5% compared to 21.6% in the year ago quarter. Effective margin, which is defined as adjusted EBITDA as a percentage of gross profit, was 36.6% in the third quarter of 2022 compared to 37.4% for the same period in 2021. All were negatively impacted by the $0.5 million increase in foreign currency transaction loss.

On September 30, 2022, cash and cash equivalents were $24.1 million compared to $29.3 million on December 31, 2021, while working capital decreased by $5.7 million during this period. The Company had $1.9 million of debt on September 30, 2022, with no borrowings outstanding under either its $20 million or £8 million credit facilities.

For more information on the non-GAAP financial measures discussed in this press release, please see the section titled, “Non-GAAP Financial Measures,” and the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Conference Call

The Company will conduct a conference call tomorrow, November 3, 2022, at 8:30 a.m. Eastern time to discuss its results for the third quarter ended September 30, 2022.

Climb management will host the conference call, followed by a question-and-answer period.

Date: Thursday, November 3, 2022
Time: 8:30 a.m. Eastern time
Dial-in registration link: here
Live webcast registration link: here

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be available for replay on the investor relations section of the Company’s website at www.climbglobalsolutions.com.

About Climb Global Solutions

Climb Global Solutions, Inc. (NASDAQ: CLMB) is a value-added global IT distribution and solutions company specializing in emerging and disruptive technologies. Climb operates across the US, Canada and Europe through multiple business units, including Climb Channel Solutions, Grey Matter and CloudKnowHow. The Company provides IT distribution and solutions for emerging companies in the Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud, and Software & ALM industries.

Additional information can be found by visiting at www.climbglobalsolutions.com.

Non-GAAP Financial Measures

Climb Global Solutions uses non-GAAP financial measures, including adjusted gross billings and adjusted EBITDA, as supplemental measures of the performance of the Company’s business. Use of these financial measures has limitations, and you should not consider them in isolation or use them as substitutes for analysis of Climb’s financial results under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The attached tables provide definitions of these measures and a reconciliation of each non-GAAP financial measure to the most nearly comparable measure under U.S. GAAP.

Forward-Looking Statements

The statements in this release, other than statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements are subject to certain risks and uncertainties. In this press release, many of the forward-looking statements may be identified by words such as “believes,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include, without limitation, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, competitive pricing pressures, the successful integration of acquisitions, contribution of key vendor relationships and support programs, inflation, as well as factors that affect the software industry in general and other factors. Currently, one of the most significant factors, however, is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the Company, the global economy, and financial markets. The extent to which COVID-19 impacts the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, including the impact on the Company’s reseller partners and the end customer markets they serve, among others. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described in the section entitled “Risk Factors” contained in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and from time to time in the Company’s filings with the Securities and Exchange Commission.

Company Contact

Drew Clark
Chief Financial Officer
(732) 389-0932
drew@climbgs.com

Investor Relations Contact

Sean Mansouri, CFA
Elevate IR
(720) 330-2829
CLMB@elevate-ir.com

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	September 30,	December 31,
	2022	2021

ASSETS
Current assets
Cash and cash equivalents	$24,052	$29,272
Accounts receivable, net of allowance for doubtful accounts of $889 and $881, respectively	125,020	122,502
Inventory, net	2,116	2,022
Vendor prepayments and advances	1,413	661
Prepaid expenses and other current assets	3,884	4,871
Total current assets	156,485	159,328

Equipment and leasehold improvements, net	2,659	1,932
Goodwill	17,819	17,188
Other intangibles, net	18,712	9,950
Right-of-use assets, net	1,318	1,628
Accounts receivable long-term	1,968	78
Other assets	393	459
Deferred income tax assets	268	189
Total assets	$199,622	$190,752

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$136,628	$134,271
Lease liability, current portion	482	475
Term loan, current portion	515	—
Total current liabilities	137,625	134,746

Lease liability, net of current portion	1,411	1,810
Deferred income tax liabilities	3,922	1,780
Term loan, net of current portion	1,424	—
Non-current liabilities	1,829	—
Total liabilities	146,211	138,336

Stockholders’ equity
Common stock, $.01 par value; 10,000,000 shares authorized; 5,284,500 shares issued: 4,477,753 and 4,424,672 shares outstanding, respectively	53	53
Additional paid-in capital	32,385	32,087
Treasury stock, at cost, 806,747 and 859,828 shares, respectively	(13,183)	(13,870)
Retained earnings	39,893	34,396
Accumulated other comprehensive loss	(5,737)	(250)
Total stockholders’ equity	53,411	52,416
Total liabilities and stockholders’ equity	$199,622	$190,752

CLIMB GLOBAL SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

( Amounts in thousands, except per share data)

	Nine months ended		Three months ended
	September 30,		September 30,
	2022	2021	2022	2021

Net sales	$215,443	$207,074	$76,261	$68,911

Cost of sales	177,459	173,934	62,744	57,592

Gross profit	37,984	33,140	13,517	11,319

Selling, general and administrative expenses	25,026	24,312	8,922	7,761
Amortization & depreciation expense	1,357	1,177	555	381
Acquisition related costs	445	-	365	-
Total selling, general and administrative expenses	26,828	25,489	9,842	8,142

Income from operations	11,156	7,651	3,675	3,177

Interest, net	40	362	58	60
Foreign currency transaction loss	(799)	(107)	(500)	(41)
Income before provision for income taxes	10,397	7,906	3,233	3,196
Provision for income taxes	2,662	2,155	999	756

Net income	$7,735	$5,751	$2,234	$2,440

Income per common share - Basic	$1.74	$1.31	$0.50	$0.55
Income per common share - Diluted	$1.74	$1.31	$0.50	$0.55

Weighted average common shares outstanding - Basic	4,323	4,263	4,340	4,282
Weighted average common shares outstanding - Diluted	4,323	4,263	4,340	4,282

Dividends paid per common share	$0.51	$0.51	$0.17	$0.17

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

(Amounts in thousands, except per share data)

The table below presents net sales reconciled to adjusted gross billings (Non-GAAP):

	Nine months ended		Three months ended
	September 30,		September 30,
	2022	2021	2022	2021
Adjusted Gross Billings (Non-GAAP) (1)

Net sales	$215,443	$207,074	$76,261	$68,911
Costs of sales related to sales where the Company is an agent	529,371	465,843	188,043	158,025
Adjusted gross billings (Non-GAAP)	$744,814	$672,917	$264,304	$226,936

(1)	We define adjusted gross billings as net sales in accordance with US GAAP, adjusted for the cost of sales related to sales where the Company is an agent. We provided a reconciliation of adjusted gross billings to net sales, which is the most directly comparable US GAAP measure. We use adjusted gross billings of product and services as a supplemental measure of our performance to gain insight into the volume of business generated by our business, and to analyze the changes to our accounts receivable and accounts payable. Our use of adjusted gross billings of product and services as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted gross billings of product and services or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The table below presents net income reconciled to net income reconciled to adjusted EBITDA (2):

	Nine months ended		Three months ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income reconciled to adjusted EBITDA:

Net income	$7,735	$5,751	$2,234	$2,440
Provision for income taxes	2,662	2,155	999	756
Depreciation and amortization	1,357	1,177	555	381
Interest expense	55	52	15	16
EBITDA	11,809	9,135	3,803	3,593
Share-based compensation	1,491	1,253	777	637
Acquisition related costs	445	-	365	-
Adjusted EBITDA	$13,745	$10,388	$4,945	$4,230

	Nine months ended		Three months ended
	September 30,		September 30,
	2022	2021	2022	2021
Components of interest, net

Amortization of discount on accounts receivable with extended payment terms	$(42)	$(50)	$(33)	$(7)
Interest income	(53)	(364)	(40)	(69)
Interest expense	55	52	15	16
Interest, net	$(40)	$(362)	$(58)	$(60)

(2)	We define adjusted EBITDA, as net income, plus provision for income taxes, depreciation, amortization, share-based compensation, acquisition related costs and interest. We define effective margin as adjusted EBITDA as a percentage of gross profit. We provided a reconciliation of adjusted EBITDA to net income, which is the most directly comparable US GAAP measure. We use adjusted EBITDA as a supplemental measure of our performance to gain insight into our businesses profitability when compared to the prior year and our competitors. Adjusted EBITDA is also a component to our financial covenants in our credit facility. Our use of adjusted EBITDA has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted EBITDA, or similarly titled measures differently, which may reduce their usefulness as comparative measures.